Exhibit T3E5


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS MAILED WITH THIS BALLOT
                     UNITED STATES BANKRUPTCY COURT
                          DISTRICT OF DELAWARE

 - - - - - - - - - - - - - - - - - - - - - -x
In re                                       :
                                            : Chapter 11
CAI WIRELESS SYSTEMS, INC. and              : Case Nos. 98-__________
PHILADELPHIA CHOICE TELEVISION, INC.,       : and 98-__________
                                            : (Jointly Administered)
                                            :
                   Debtors.                 :
18 Corporate Woods Boulevard                : Tax ID Nos. 06-1324691
Albany, New York  12211                     : and 23-2068653
 - - - - - - - - - - - - - - - - - - - - - -x

BENEFICIAL OWNER BALLOT FOR ACCEPTING OR REJECTING
PROPOSED JOINT REORGANIZATION PLAN OF CAI WIRELESS
SYSTEMS, INC. AND PHILADELPHIA CHOICE TELEVISION, INC.
TO BE FILED UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

            (Class CAI-5 Senior Note Claims)
      12-1/4% Senior Notes Due September 15, 2002

This Ballot is being sent to beneficial owners of 12-1/4% Senior Notes Due September 15, 2002 (the "Senior Notes") of CAI Wireless Systems, Inc. ("CAI") for their use in voting to accept or reject the proposed Joint Reorganization Plan Of CAI Wireless Systems, Inc. And Philadelphia Choice Television, Inc. (the "Plan"), which CAI intends to implement by commencing a voluntary case under Chapter 11 of the United States Bankruptcy Code
(the "Bankruptcy Code"). The Plan is described in, and annexed as Exhibit A to, the disclosure statement, dated June 30, 1998 (the "Disclosure Statement"), which accompanies this Ballot. Confirmation of the Plan requires that the holders of at least two-thirds in dollar amount and more than one-half in number of the Senior Note Claims in Class CAI-5 actually voting on the Plan vote to accept the Plan. If any class of claims or interests rejects the Plan or is deemed to reject the Plan, the Bankruptcy Court may nevertheless confirm the Plan if the Bankruptcy Court finds that the Plan accords fair and equitable treatment to, and does not discriminate unfairly against, the class or classes rejecting it, and otherwise satisfies the requirements of 11 U.S.C. Section 1129(b). To have your vote count, you must complete and return this Ballot.

IMPORTANT

PLEASE READ CAREFULLY AND FOLLOW THE ATTACHED INSTRUCTIONS ON RETURNING YOUR BALLOT. THE VOTING DEADLINE BY WHICH YOUR VOTE MUST BE RECEIVED BY THE VOTING AGENT IS 5:00 P.M., EASTERN TIME, ON JULY 27, 1998, OR THE VOTES REPRESENTED BY YOUR BALLOT WILL NOT BE COUNTED. IF YOU HAVE ANY QUESTIONS, PLEASE CALL THE VOTING AGENT, THE ALTMAN GROUP, INC., AT (212) 681-9600.

YOU SHOULD REVIEW THE ACCOMPANYING DISCLOSURE STATEMENT FOR A DESCRIPTION OF THE PLAN AND ITS EFFECTS ON HOLDERS OF CLAIMS AGAINST THE COMPANIES.

DO NOT RETURN ANY SECURITIES WITH THIS BALLOT. This Ballot is NOT a letter of transmittal and may NOT be used for any purpose other than to cast votes to accept or reject the Plan.

By returning this Ballot, you are certifying that either you were the beneficial owner on June 23, 1998 of the Senior Notes in the face amount set forth below or you are an authorized signatory or Nominee (as defined below) for someone who was a beneficial owner of such face amount of such Senior Notes on June 23, 1998. Beneficial owners may NOT split their vote on the Plan with respect to their Senior Notes. If you are submitting a vote with respect to any Senior Notes that you beneficially own, you must vote ALL of your Senior Notes in the same way (i.e., all "accept" or all "reject").

An authorized signatory (e.g., a guardian, conservator, executor, or other agent or representative) of an eligible beneficial owner may execute this Ballot, but must provide the name and address of the beneficial owner on this Ballot and may be required to submit evidence to CAI and the Bankruptcy Court demonstrating such signatory's authorization to vote on behalf of the beneficial owner. Authorized signatories voting on behalf of more than one beneficial owner MUST complete a separate Ballot for each owner.


You may receive multiple mailings containing Ballots, especially if you own your Senior Notes through more than one bank, broker, or other intermediary, or agent thereof (each, a "Nominee"). You should vote each Ballot that you receive for all of the Senior Notes that you beneficially own.

You must provide all of the information requested by this Ballot. Failure to do so may result in the disqualification of your vote.


ITEM 1. Face Amount Of Senior Note Claims. The undersigned hereby certifies that as of June 23, 1998, the undersigned was the beneficial owner (or authorized signatory for a beneficial owner), or the Nominee of a beneficial owner, of Senior Notes in the following aggregate unpaid principal amount (insert amount in box below). (If your Senior Notes are held by a Nominee on your behalf and you do not know the amount, please contact your Nominee immediately.){


$______________________

Item 2.  Vote On Plan. (Please check one.)

The undersigned:     ACCEPTS  (votes FOR) the Plan.

                     REJECTS  (votes AGAINST) the Plan.

Item 3. Certification As To Senior Notes Held In Additional Accounts. By returning this Ballot, the beneficial owner certifies that either (1) it has not submitted any other Ballots for Senior Notes held in other accounts or other record names, or (2) it has provided the information specified in the following table for all other Senior Notes for which it has submitted additional Ballots, each of which indicates the same vote to accept or reject the Plan (please use additional sheets of paper if necessary):

         ONLY COMPLETE THIS SECTION IF YOU HAVE VOTED
               BALLOTS OTHER THAN THIS BALLOT


   Name of Holder (1)              Account Number        Principle Amount of
                                                       Other Senior Notes Voted
                                                               $
                                                               $
                                                               $

(1) Insert your name if Senior Notes are held by you in record name or, if held in street name, insert name of Nominee.


Item 4. Authorization. By returning this Ballot, the beneficial owner hereby certifies that it either (a) was on June 23, 1998 the registered or record holder AND the beneficial owner of the Senior Notes to which this Ballot pertains and is sending this Ballot directly to the Voting Agent OR (b) was on June 23, 1998 the beneficial owner of the Senior Notes, but NOT the registered or record holder, to which this Ballot pertains and is sending this Ballot to the registered or record holder of, or other Nominee of the undersigned with respect to, the Senior Notes to which this Ballot pertains, whom the undersigned hereby authorizes and instructs to (i) execute a Master Ballot reflecting this Ballot and (ii) deliver such Master Ballot to the Voting Agent.

The beneficial owner further certifies that it has received a copy of the Disclosure Statement (including the exhibits thereto) and understands that the solicitation of votes for the Plan is subject to all the terms and conditions set forth in the Disclosure Statement.

Name of Voter:
               (Print or Type)

Social Security or Federal Tax I.D. No.:
                                         (Optional)

Signature:

By:
       (If Appropriate)

Print or Type Name:
Title:
        (If Appropriate)

Street Address:

City, State, Zip Code:

Telephone Number:   (         )

Date Completed:

No fees, commissions, or other remuneration will be payable to any person for soliciting votes on the Plan.

VOTING DEADLINE

YOUR VOTE MUST BE FORWARDED TO YOU
R NOMINEE OR TO THE VOTING AGENT, AS APPLICABLE, IN AMPLE TIME FOR YOUR VOTE TO BE RECEIVED PRIOR TO THE VOTING DEADLINE, WHICH IS 5:00 P.M., EASTERN TIME, ON JULY 27, 1998, OR YOUR VOTE WILL NOT BE COUNTED.

PLEASE MAKE SURE YOU HAVE PROVIDED ALL INFORMATION REQUESTED BY THIS BALLOT.

YOU SHOULD NOT SUBMIT SENIOR NOTES WITH THIS BALLOT.

<PAGE
      INSTRUCTIONS FOR COMPLETING THE BENEFICIAL OWNER BALLOT

CAI Wireless Systems, Inc. and Philadelphia Choice Television, Inc. (together, the "Companies") are soliciting your vote on their proposed Joint Reorganization Plan, dated June 30, 1998 (the "Plan"), described in and annexed as Exhibit A to the Disclosure Statement accompanying this Ballot. Please review the Disclosure Statement and Plan carefully before you vote. Unless otherwise defined, capitalized terms used herein and in the Ballot have the meanings ascribed to them in the Plan.
\
This Ballot does NOT constitute and shall NOT be deemed to constitute (a) a proof of claim or (b) an admission by the Companies of the nature, validity, or amount of any claim. This Ballot is NOT a letter of transmittal and may NOT be used for any other purpose than to cast votes to accept or reject the Plan. Holders should NOT surrender, at this time, certificates representing their securities, and neither the Companies nor the Voting Agent will accept delivery of any certificates surrendered together with this Ballot. Surrender of securities for exchange may only be made by you or your Nominee pursuant to a letter of transmittal, which will be furnished by the Companies following confirmation of the Plan by the United States Bankruptcy Court.

To have your vote count, you must complete, sign and return this Ballot to the address set forth on the enclosed pre-addressed postage-paid envelope provided. Unsigned ballots may not be counted. Ballots must be received by the Voting Agent, The Altman Group, Inc. by 5:00 P.M. Eastern Time, on July 27, 1998.
If you received a return envelope addressed to your Nominee, be sure to return your Ballot early enough for your vote to be processed and then forwarded and received by the Voting Agent by the Voting Deadline.

To complete the Ballot properly, take the following steps:

(a) Make sure that the information required by Item 1 has been inserted. If you do not know the face amount of your Senior Notes, please contact your Nominee immediately.

(b) Cast your vote either to accept or reject the Plan by checking the proper box in Item 2.

(c) Provide the information required by Item 3, if applicable to you.

(d) Read Item 4 carefully.

(e) Sign and date your Ballot. (Applicable only if your Ballot has NOT been prevalidated by your Nominee).

(f) If you believe that you have received the wrong ballot, please contact the Voting Agent, The Altman Group, Inc., at (212) 681-9600, or your broker or nominee immediately.

(g) If you are completing this Ballot on behalf of another person or entity, indicate your relationship with such person or entity and the capacity in which you are signing.

(h) Provide your name and mailing address (i) if different from the printed address that appears on the Ballot, or (ii) if no pre-printed address appears on the Ballot.

(i) Return your Ballot using the enclosed return envelope.


The Ballot should be returned by mail in the pre-addressed envelope provided with the Ballot. The Voting Deadline is July 27, 1998 at 5:00 p.m. Eastern Time. If you hold your Senior Notes in street name, please allow sufficient time for your Ballot to be processed by your Nominee, so that your vote will be RECEIVED by the Voting Agent, The Altman Group, Inc., by the Voting Deadline.

IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES,
OR IF YOU NEED A BALLOT OR ADDI TIONAL COPIES OF THE DISCLOSURE STATEMENT OR OTHER ENCLOSED MATERIALS, PLEASE CALL THE VOTING AGENT, THE ALTMAN GROUP, INC., AT (212) 681-9600.